UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015 (May 28, 2015)

TWINLAB CONSOLIDATED HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

632 Broadway, Suite 201, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 651-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2014 and December 16, 2014, Twinlab Consolidated Holdings, Inc. (the “Company”) (i) issued a Series A Warrant (the “Series A Warrant”) to Capstone Financial Group, Inc. (“Capstone”) entitling Capstone to purchase up to 52,631,579 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), at a purchase price of $0.76 per share; (ii) issued a Series B Warrant (the “Series B Warrant”) to Capstone entitling Capstone to purchase up to 22,368,421 shares of Common Stock at a purchase price of $0.76 per share; (iii) entered into a Registration Rights Agreement with Capstone (the “Registration Rights Agreement”); and (iv) entered into a Common Stock Put Agreement with Capstone, as amended (the “Put Agreement”) pursuant to which, among other things, Capstone agreed to purchase shares of Common Stock pursuant to the Series A Warrant at an agreed upon minimum rate. To date, Capstone has exercised the Series A Warrant to the extent of purchasing 657,895 shares of Common Stock.

On May 28, 2015, the Company and Capstone entered into a Compromise Agreement and Release (the “Compromise Agreement”) pursuant to which (i) Capstone surrendered the Series A Warrant to the Company (which surrender did not affect the exercises previously made by Capstone under the Series A Warrant); (ii) the Put Agreement was terminated; and (iii) the Series B Warrant was amended.

The Company and Capstone executed Amendment No. 1 to Series B Warrant (the “Series B Amendment”), which amendment (i) reduced the number of shares of Common Stock issuable under such Warrant to 18,000,000; (ii) deleted certain anti-dilution protection previously in effect; and (iii) divided the Series B Warrant into the following deemed tranches: (a) Tranche 1 consisting of 2,000,000 shares which tranche can only be exercised through November 30, 2015; (b) Tranche 2 consisting of 4,000,000 shares which tranche can only be exercised through March 31, 2016; (c) Tranche 3 consisting of 6,000,000 shares which tranche can only be exercised through July 31, 2016; and (d) Tranche 4 consisting of 6,000,000 shares which tranche can only be exercised through November 30, 2016.

Pursuant to the Compromise Agreement, Capstone granted the Company certain call rights, providing that in the event that (i) Capstone does not exercise in full any of Tranches 2, 3 or 4 under the Series B Warrant, and (ii) the Company maintains a Fixed Charge Coverage Ratio (as defined in the Credit and Security Agreement, dated as of January 22, 2015, by and among the Company, certain of the Company’s subsidiaries and MidCap Funding X Trust, as amended by Amendments No. 1, 2 and 3 (as so amended, the “Credit Agreement”)) of not less than 1.15x during certain periods preceding the expiration date for each such tranche under the Series B Warrant, then the Company shall have the right to require Capstone to sell shares of Common Stock owned by Capstone to the Company for a purchase price of $0.01 per share in an amount of shares equal to 25% of the unexercised portion of any of the three Series B tranches to which such call right is applicable subject to the conditions above.

The Company and Capstone agreed that Capstone has identified, and may in the future identify, to the Company persons to whom Capstone might sell shares of Common Stock owned by Capstone from its holdings. The Company agreed that it will not, without Capstone’s prior written consent, privately place the Company’s equity securities to any persons heretofore or hereafter first introduced to the Company by Capstone as described above; provided that the Company may, without Capstone’s consent, privately place equity securities to such a person at any time after the earlier of (a) the date the entire Series B Warrant has expired and/or been exercised, or (b) the first anniversary of such particular introduction.

The Registration Rights Agreement between the Company and Capstone remains in effect.

The foregoing descriptions of the Compromise Agreement and Series B Amendment are qualified in their entirety by reference to the full texts of such documents, which documents are exhibits to this Report, and the foregoing descriptions of the (i) Series A Warrant; (ii) Series B Warrant; (iii) Registration Rights Agreement; (iv) Put Agreement; and (v) Credit Agreement are qualified in their entirety by reference to the full text of such documents, which documents were filed as exhibits to the Company’s Current Reports on Form 8-K filed with the SEC on October 6, 2014, December 16, 2014 and January 28, 2015 and hereby incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above regarding the Put Agreement is hereby incorporated by reference in answer to Item 1.02(a).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.59	Compromise Agreement and Release, dated May 28, 2015, by and between Twinlab Consolidated Holdings, Inc. and Capstone Financial Group, Inc.

Exhibit 10.60	Amendment No. 1 to Series B Warrant, dated as of May 28, 2015, by and between Twinlab Consolidated Holdings, Inc. and Capstone Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2015	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ Thomas A. Tolworthy
Thomas A. Tolworthy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.59	Compromise Agreement and Release, dated May 28, 2015, by and between Twinlab Consolidated Holdings, Inc. and Capstone Financial Group, Inc.

Exhibit 10.60	Amendment No. 1 to Series B Warrant, dated as of May 28, 2015, by and between Twinlab Consolidated Holdings, Inc. and Capstone Financial Group, Inc.